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                                                                    EXHIBIT 21.1

                       LIST OF SUBSIDIARIES OF THE REGISTRANT


                               Dura Operating Corp.
                            Dura de Mexico S.A. de C.V.
                                MC Holding Corp.
                         Reom Industries (AUST) Pty Ltd.
                        Kimanus Vermogensverwaltungs GmbH
                 Dura Automotive Systems, Inc. Shifter Operations
                       Dura Automotive Systems Export, Inc.
                            Dura Shifter Holding Corp.
                                 Thixotech Inc.
                            Dura/Excel do Brasil LTDA
                        Pollone S.A. Industria E Comerica
                         Talia Vermogensverwaltungs GmbH
                              Vofa S.A., Barcelona
                         Dura Automotive Systems France
                      Dura Automotive Systems, Inc. Column
                              Shifter Operations
                           Dura Shift Systems, Inc.
                      Dura Automotive Systems (Canada) Ltd.